___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

245 Park Avenue Suite 2431 New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 803-8187

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On June 20, 2011, Alto Group Holdings, Inc. (the “Company”) issued an aggregate of 82,111,306 shares of unregistered common stock to certain holders (collectively, the “Holders”) of convertible promissory notes of the Company (collectively, the “Notes”) which were originally issued in connection with a private offering by the Company conducted pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Act”). All of the Holders who converted the Notes into shares of common stock of the Company were accredited investors. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of shares pursuant to the conversion of the Notes was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Act.

On June 20, 2011, the Company issued 2,000,000 shares of unregistered common stock in exchange for certain consulting services. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares to the consultant was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Act.

On June 20, 2011, the Company issued an aggregate of 31,600,000 shares of unregistered common stock to seven of its officers for services rendered. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of shares to these officers was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Act.

On June 20, 2011, the Company issued an aggregate of 13,600,000 shares of unregistered common stock to two of its directors in exchange for forgiveness of accrued director fees. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of shares to the directors was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Act.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 20, 2011, the Company appointed Randall Appel as its Chief Marketing Officer and David Zimmerman as the Company’s Executive Vice President of Investor Relations. A summary of Messrs. Appel and Zimmerman’s business experience and background is as follows:

Randall Appel. Mr. Appel, age 65, has also been the President and CEO of Presidential Debt Solutions, a Florida-based financial services firm, since June, 2008. From December 2003 to July 2006, Mr. Appel was the President and CEO of Latin Television, Inc., a television network targeted at third-generation Hispanics in the United States. He holds a Bachelor of Science in Business Administration from the University of Missouri.

David Zimmerman. Previous to his appointment as the Company’s Executive Vice President of Investor Relations, Mr. Zimmerman, age 63, was a Director of Marketing and Investor Relations for the Company, having served in such capacity since March 2011. From July 2010 to February 2011, Mr. Zimmerman was a senior account executive with Berkshire/Trilogy Asset Management, a licensed metals broker based in Florida. From November 2009 until May 2010, he was the Director of Sales for Armored Knight Technology, a developer of debt management software. From February 2008 until January 2009, Mr. Zimmerman was the Vice President of Sales & Marketing for How2 Group International, Inc., a web-based full service travel site. From November 2005 to February, 2008, he was the Vice President of Sales for Brokerbuddy, Inc., a web-based software developer in the mortgage services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

By:	/s/ Mark Klok
Mark Klok Chief Executive Officer

Date:  June, 22, 2011